                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      ANCOR COMMUNICATIONS, INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       ANCOR COMMUNICATIONS, INCORPORATED

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

                                  MAY 20, 1998


TO THE SHAREHOLDERS OF ANCOR COMMUNICATIONS, INCORPORATED:

     Notice is hereby given that the Annual Meeting of Shareholders of Ancor Communications, Incorporated will be held at 3:30 p.m. on Wednesday, May20, 1998, at the Crown Plaza Northstar Hotel (formerly, the Omni Northstar Inn), 618 Second Avenue South, Minneapolis, Minnesota, for the following purposes:

     1.   To elect two directors to serve on the Board of Directors.

     2. To vote upon a proposal to amend the Ancor Communications, Incorporated 1994 Long-Term Incentive and Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder.

     3. To approve an amendment to the Company's Second Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 20,000,000 to 40,000,000.

     4. To approve the issuance of Common Stock of the Company upon conversion of the Company's Series C Convertible Preferred Stock.

     5. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 3,1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.



                                          By Order of the Board of Directors,



                                          /s/ Steven E. Snyder
                                          Steven E. Snyder
                                          Secretary

Dated:  April 20, 1998


  SHAREHOLDERS ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND TO RETURN IT
    IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

                       ANCOR COMMUNICATIONS, INCORPORATED


                                 PROXY STATEMENT

                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1998


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ancor Communications, Incorporated for use at the Annual Meeting of Shareholders of the Company to be held on May 20, 1998, at 3:30 p.m. at the Crown Plaza Northstar Hotel (formerly, the Omni Northstar
Inn), 618 Second Avenue South, Minneapolis, Minnesota, and at any adjournment thereof. A shareholder giving the enclosed proxy may revoke it at any time before the vote is cast at the annual meeting. Shares represented by a proxy will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and for the other proposals set forth in this Proxy Statement. This Proxy Statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about April 20, 1998 along with the Company's 1997 Annual Report to Shareholders.


     Only shareholders of record at the close of business on April 3, 1998 are entitled to notice of and to vote at the meeting or at any adjournment thereof. On April 3, 1998, there were 11,919,163 shares of Common Stock of the Company outstanding. Generally, the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on each matter is required for the election of each director nominee and the approval of each other matter to be acted upon. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Each share is entitled to one vote. Cumulative voting is not permitted. Shares voted as abstentions on any matter (or a "withhold vote for" as to a director) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. Consequently, abstentions and withheld votes have the same effect as a no vote. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

     The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

     All expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile or personal calls.

     The Company's principal executive offices are located at 6130 Blue Circle Drive, Minnetonka, Minnesota 55343.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     The Articles of Incorporation of the Company provide that directors of the Company shall be divided into three classes, as nearly equal in number as reasonably possible. The term of office of the first class of directors will expire at the annual meeting of shareholders in 1998, the term of the second class of directors will expire at the annual meeting of shareholders in 1999 and the term of the third class of directors will expire at the annual meeting of shareholders in 2000. Directors elected at each annual meeting of shareholders will be of the same class as the directors whose terms expire at such annual meeting of shareholders, and shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders and until their successors are elected and shall qualify.

     Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election of the class for which such directors shall have been chosen.

     At the Annual Meeting of Shareholders to be held May 20, 1998, the term of office of Gerald Bestler and Paul Lidsky will expire. Messrs. Bestler and Lidsky (the "Nominees") have been nominated to be elected to the Board of Directors for additional three year terms which will expire at the annual meeting of shareholders in 2001. The Board of Directors recommends that the shareholders elect the Nominees as directors of the Company for the ensuing three year period. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of the Nominees, unless otherwise directed. The Nominees have indicated a willingness to serve, but in case either of them is not a candidate at the meeting, which is not presently anticipated, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

     Information regarding the directors of the Company is set forth below:

                                              EXPIRATION
NAME                           AGE              OF TERM
----------------------         ---            ---------
Kenneth E. Hendrickson          57              2000
Amyl Ahola+                     53              1999
Gerald M. Bestler+              67              1998
John F. Carlson*                59              2000
Thomas F. Hunt, Jr.+            48              1999
Paul F. Lidsky*                 45              1998
----------------
*Denotes a member of the Audit Committee.
+Denotes a member of the Compensation Committee.

         Kenneth E. Hendrickson has served as the Company's Chief Executive Officer and as a director of the Company since August 1997 and has served as the Chairman of the Board of Directors since September 1997. Mr. Hendrickson was an independent consultant from 1996 to August 1997. Prior thereto, Mr. Hendrickson was Executive Vice President and General Manager of the Microcomputer Products Group of Western Digital Corporation, a disk drive company, from 1993 to 1996. Mr. Hendrickson was Vice President of Operations and Quality of Overland Data Corp., a tape drive company from 1992 to 1993 and was President of Archive Technology, another tape drive company, from 1990 to 1992.

         Amyl Ahola has served as a director of the Company since October 1997. Mr. Ahola has been the President and Chief Operating Officer of TeraStor Corporation since 1997 and prior thereto served as its Executive Vice President, Marketing. From 1992 to 1996, Mr. Ahola was Vice President of Seagate

Technology, a disk drive company, initially responsible for corporate development, then marketing, product line management and corporate strategy.

     Gerald M. Bestler has been a director of the Company since May 1990. Mr. Bestler is retired. He was formerly Executive Vice President of BMC Industries Inc., an optical and electronic components manufacturer. Mr. Bestler is also a director of Innovex, Inc., a precision electromagnetic products and photo-processing equipment manufacturer.

     John F. Carlson has served as a director of the Company since September 1997. Mr. Carlson has been the Chairman and Chief Financial Officer of Excorp Medical, Inc., a medical technology company, from 1996 to 1998. Prior thereto, Mr. Carlson was with Cray Research, Inc., a supercomputer manufacturer from 1976 to 1995, serving as Chairman and Chief Executive Officer from 1993 to 1995, President and Chief Operating Officer from 1991 to 1993 and Chief Financial Officer from 1984 to 1991. Mr. Carlson is also on the Board of Directors of TSI, Incorporated and Ultradata Corporation.

     Thomas F. Hunt, Jr. has been a director of the Company since May 1993. Mr. Hunt has served as President of Capital Dimensions, Inc., a venture capital investment company, since 1987. Prior to co-founding Capital Dimensions, Mr.Hunt served as President of Control Data Community Venture Fund, Inc. and served as Assistant General Counsel for Control Data Corporation.

     Paul F. Lidsky has served as a director of the Company since October 1997. Mr. Lidsky has been the President and Chief Executive Officer of OneLink Communications, Inc., a telecommunications company, since 1997, Prior thereto, Mr. Lidsky was Executive Vice President of Strategy and Business Development of Norstan, Inc., a comprehensive technology services company, from 1992 to 1997. Mr. Lidsky is also a director of OneLink Communications, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. BESTLER AND LIDSKY.

MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

     During the fiscal year ended December 31, 1997, the Board of Directors met four times. All of the directors attended more than 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which they served. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.

     The Board of Directors of the Company has standing audit and compensation committees which have a current membership as indicated in the foregoing section. The Board of Directors has no standing nominating committee.

     The audit committee makes recommendations as to the selection of auditors and their compensation, and reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to the Company's accounts, records, controls and financial reporting. During fiscal 1997, the audit committee held one meeting.

     The compensation committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers and other key personnel and the composition and levels of participation in incentive compensation plans, fringe benefits and retirement benefits for all employees. During fiscal 1997, the compensation committee held three meetings.

                               EXECUTIVE OFFICERS

    NAME                        AGE    POSITION
    ----                        ---    --------
    Kenneth E. Hendrickson       57    Chief Executive Officer
    Calvin G. Nelson             45    President
    Steven E. Snyder             41    Chief Financial Officer and Secretary

     See the biographical information on Mr. Hendrickson under "Election of Directors."

     Calvin G. Nelson was named President of the Company effective April 16, 1997 and prior to such time served as the Company's Vice President, Engineering since July 1995. Prior to joining Ancor, Mr. Nelson was employed by ADC Telecommunications, Inc. since 1979, serving as Vice President - Engineering since 1990.

     Steven E. Snyder has been the Chief Financial Officer and Secretary of the Company since October 1997. Prior to joining the Company, Mr. Snyder was the Director of Finance, from 1996 to 1997, and the Controller, from 1995 to 1996, of Cray Research, Inc., which was acquired by Silicon Graphics Inc. in April 1996.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers, directors and holders of 10% or more of the Company's Common Stock, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were satisfied except that two transactions for Calvin Nelson were reported late due to an administrative error.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW

The Compensation Committee is responsible for establishing compensation policies for all executive officers of the Company, including the four most highly compensated executive officers named in the accompanying tables (the "Named Executives Officers"). The members of the Compensation Committee are Messrs. Ahola, Bestler and Hunt. The Compensation Committee establishes the total compensation for the executives officers in light of these policies. The Compensation Committee is composed entirely of outside Directors.

The objectives of the Company's executive compensation program are:

     1. to attract, retain and motivate superior talent and reward individual performance;

     2. to support the achievement of the Company's financial and strategic goals; and

     3. through stock based compensation, align the executive officers' interests with those of the shareholders of the Company.

The following report addresses the Company's executive compensation policies and discusses factors considered by the Compensation Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for the year ended December 31, 1997.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long term performance goals, reward the achievement of corporate goals, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Company's executive officers are paid base salaries that are subject to annual cost-of-living increases, along with periodic adjustments to make such salaries competitive with other similar sized companies in the high-technology industry. The Company's executive officers are also given the opportunity to participate in certain other broad-based employee benefit plans. The Company's use of stock option grants as a key component of its executive compensation plans reflects the Compensation Committee's position that stock ownership by management and stock based compensation arrangements are beneficial in aligning management's and shareholders' interests to enhance shareholder value. The Compensation Committee believes that a greater reliance on stock-based incentives is appropriate for the Company's current stage of development.

EXECUTIVE INCENTIVE PROGRAM

In 1997, the Company established an executive incentive program which sets forth guidelines for awarding discretionary executive incentive pay for fiscal 1997 performance. The executive incentive program is comprised of two components: (1) a group incentive based on Company revenue goals and (2) individual objectives. Although the executive incentive program sets forth certain Company revenue and individual goals, payments under the executive incentive program are within the Company's sole discretion and do not represent any contractual or other obligation on the part of the Company to pay any bonus. Bonus payments under the executive incentive program are based on all aspects of an executive employee's performance and the Company's overall financial ability to pay any such bonuses. No payments were made based on the Company's 1997 performance, and a payment of $20,044 was paid to one of the named executive officers other than the Chief Executive Officer based on achievement of individual performance goals during fiscal 1997.

STOCK OPTIONS

Stock options awarded under the Company's 1994 Incentive and Stock Option Plan are intended as incentive compensation and have historically been granted to officers and other key employees to attract, retain and motivate the talent necessary to the Company to achieve its objectives. The Company's policy is to not grant stock options annually, but to review each individual's stock option position, at which point the Compensation Committee may or may not grant additional options in its discretion. Stock option grants totaling 358,500 and 360,000 were granted to 73 employees and three executive officers, respectively, during 1997 in connection with the hiring of new employees and as a reward for individual contributions to the Company.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

Kenneth E. Hendrickson has served as the Company's Chief Executive Officer since August 1997. Compensation for Mr. Hendrickson during 1997, as reflected in the Summary Compensation Table set forth herein, consisted of base compensation, and the grant of stock options. Mr. Hendrickson's base compensation is equal to $160,000 annually. Mr. Hendrickson's annual base salary is the same as the annual base salary of the Company's former Chief Executive Officer at the time he ceased acting in that capacity. In setting Mr. Hendrickson's annual base salary, the Compensation Committee considered the salaries paid to Chief Executive Officers of other development stage, high-technology company's and the Company's resources. The Compensation Committee determined that in order to attract the best possible candidate for the position, it was necessary to offer a significant equity incentive in the form of stock options. The Compensation Committee determined that stock options should be an significant element of the compensation package in order to align the executive's interests with those of the Company and its shareholders. Therefore, Mr. Hendrickson was granted a stock option to purchase 200,000 shares of the Company's Common Stock on the date he was named as the Company's Chief Executive Officer. The stock option vests over time, with the first one-third of the shares vesting six months after the date of grant, the second one-third vesting on the first anniversary of the date of grant and the remaining shares vesting on the second anniversary of the date of grant. The options have an exercise price of $9.875, the fair market value of the Common Stock on the date of grant.

Mr. Hendrickson is also eligible to participate in the Company's Executive Incentive Program described above.

At this time the Committee has no formal written plan for CEO compensation separate and apart from the Company's general compensation philosophy and the executive incentive program. Until a plan specific to the CEO is developed, CEO compensation will be based on corporate and individual performance, consistent with guidelines applicable to all key employees.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

Amyl Ahola                       Gerald Bestler                      Thomas Hunt

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation awarded to or earned in fiscal years 1995, 1996 and 1997 by the Company's Chief Executive Officer and each other executive officer who earned salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1997.


                                                                    ANNUAL           LONG-TERM
                                                                 COMPENSATION      COMPENSATION(5)
                                                    FISCAL     ----------------    ---------------
NAME                                                 YEAR      SALARY     BONUS       OPTIONS
----                                                 ----      ------     -----       -------
Kenneth E. Hendrickson (1)
     Chief Executive Officer .....................   1997     $ 59,692   $     0      200,000

Calvin G. Nelson (2)
   President......................................   1997     $142,482   $20,044      100,000
         .........................................   1996      110,000    31,500       30,000
         .........................................   1995       52,885    10,000       70,000

Steven E. Snyder (3)
   Chief Financial Officer and Secretary..........   1997     $ 26,442   $     0       60,000

Lee B. Lewis (4)
    Vice President, Administration................   1997     $114,963   $     0            0
         .........................................   1996      110,000    16,500       50,000
         .........................................   1995      107,308     2,500       15,000

----------------------
(1)  Mr. Hendrickson joined the Company in August, 1997.

(2)  Mr. Nelson joined the Company in July 1995.

(3)  Mr. Snyder joined the Company in October 1997.

(4) Mr. Lewis served as the Company's Chief Financial Officer until October 1997. Mr. Lewis resigned in February 1998.

(5) No restricted stock was held by the named executive officers as of December 31, 1997.

                          OPTION GRANTS IN FISCAL 1997


                                                                                         POTENTIAL REALIZABLE
                                        INDIVIDUAL GRANTS                                  VALUE AT ASSUMED
                   ------------------------------------------------------------------    ANNUAL RATES OF STOCK
                       NUMBER OF         PERCENT OF TOTAL                                 PRICE APPRECIATION
                      SECURITIES         OPTIONS GRANTED                                    FOR OPTION TERM
                   UNDERLYING OPTIONS     TO EMPLOYEES     EXERCISE      EXPIRATION      --------------------
                        GRANTED          IN FISCAL 1997      PRICE          DATE            5%         10%
                   ------------------    ---------------    ------      -------------    --------   ---------
Mr. Hendrickson...     200,000(1)              27.8%        $9.875      Aug. 14, 2004    $804,023   $1,873,716

Mr. Nelson........     100,000(2)              13.9         $5.125      Apr. 16, 2004    $208,639   $  486,218

Mr. Snyder .......      60,000(3)               8.4         $ 7.75      Oct. 22, 2004    $189,302   $  441,153

Mr. Lewis.........          --                   --             --           --                --           --

-------------------------
(1) Grant made August 14, 1997 pursuant to the 1994 Long-Term Incentive and Stock Option Plan. The options become exercisable with respect to one-third of the shares six months after the date of grant and an additional one-third of the shares on each of the first two anniversaries of the date of grant and expires on the seventh anniversary of the date of grant. The options are nontransferable and become immediately exercisable in full upon a change of control of the Company.

(2) Grant made April 16, 1997 pursuant to the 1994 Long-Term Incentive and Stock Option Plan. The options become exercisable with respect to one-third of the shares on the first anniversary date of grant and an additional one-third of the shares on each subsequent anniversary date and expire on the seventh anniversary date. The options are nontransferable and become immediately exercisable in full upon a change of control of the Company.

(3) Grant made October 22, 1997 pursuant to the 1994 Long-Term Incentive and Stock Option Plan. The options become exercisable with respect to one-third of the shares on the first anniversary date of grant and an additional one-third of the shares on each subsequent anniversary date and expire on the seventh anniversary date. The options are nontransferable and become immediately exercisable in full upon a change of control of the Company.

     Option Values. The following table summarizes the value of the options held at the end of fiscal 1997 by the executive officers named in the Summary Compensation Table above.


                           AGGREGATE OPTION EXERCISES
                IN FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                            VALUE OF UNEXERCISED
                                        NUMBER OF UNEXERCISED                 IN-THE-MONEY
                                          OPTIONS AT END OF                 OPTIONS AT END OF
                                             FISCAL 1997                       FISCAL 1997 (1)
                                   -------------------------------   -----------------------------
NAME                               EXERCISABLE       UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
----                               -----------       -------------   -----------     -------------
Mr. Hendrickson..................         0             200,000       $      0        $     0
Mr. Nelson.......................    80,000             120,000              0              0
Mr. Snyder.......................         0              60,000              0              0
Mr. Lewis........................    56,666              43,334         35,329          2,501

--------------------
(1) Value based on the difference between the closing price of the Company's Common Stock as reported by the Nasdaq Small Cap Market on December 31, 1997 ($4.313) and the option exercise price per share multiplied by the number of shares subject to the option.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company received $500 for each regular meeting of the Board of Directors they attended in 1997. In addition, pursuant to the Non-Employee Director Stock Option Plan (the "Director Plan"), each non-employee director was entitled to receive an option to purchase 1,000 shares of Common Stock on the first business day of each fiscal year in which such director remained a director. In September 1997, the Board of Directors amended the Director Plan to increase the number of shares subject to the annual option grant from 1,000 shares to 6,000 shares per year effective in 1998 and eliminated the cash payment for attendance at meetings. In addition, the amendment provides for an automatic grant of an option to purchase 12,000 shares on the date any new director is first elected to the Board of Directors. In October 1997, the Board of Directors further amended the Director Plan to provide that the two non-employee directors who were not newly elected to the board after the amendment were entitled to receive additional stock options such that following such grant each such director held options to purchase a total of 12,000 shares.

     Directors who are also employees of the Company do not receive any additional compensation for serving on the Board of Directors.

EMPLOYMENT AGREEMENTS

     The Company and Kenneth E. Hendrickson are parties to a letter agreement dated July 25, 1997, pursuant to which the Company agreed to employ Mr. Hendrickson as the Company's Chief Executive Officer. Pursuant to the terms of the letter agreement, Mr. Hendrickson is entitled to a severance payment equal to one year's salary and to full vesting of any stock options in the event his employment with the Company is terminated without cause.

     The Company and Steven E. Snyder are parties to a letter agreement dated September 23, 1997, pursuant to which the Company agreed to employ Mr. Snyder as the Company's Chief Financial Officer. Pursuant to the terms of the letter agreement, Mr. Snyder is entitled to a severance payment equal to six month's salary and in the event his employment with the Company is terminated without cause and, in such an event, any stock options held by Mr. Snyder would continue to vest pursuant to their terms during the six months following such termination.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Company's Common Stock since the Company's initial public offering on May 3, 1994 with the cumulative total return on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Total Return Index for Nasdaq Non-Financial Stocks over the same period (assuming the reinvestment of $100 in each on May 3, 1994 and the reinvestment of all dividends).


                  MAY 3, 1994   DECEMBER 31, 1994   DECEMBER 31, 1995   DECEMBER 31, 1996  DECEMBER 31, 1997
                  -----------   -----------------   -----------------   -----------------  -----------------
Ancor                $100            $129                $134                 $320                 $99
Communications

Total Return         $100            $103                $145                 $178                $219
Index for the
Nasdaq Stock
Market (U.S.
Companies)

Total Return         $100            $103                $143                 $174                $204
Index for
Nasdaq
Non-Financial
Stocks

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of April 3, 1998 by: (i) each director of the Company, (ii)each executive officer of the Company named in the Summary Compensation Table, (iii)all directors and executive officers of the Company as a group and (iv)each person or entity known by the Company to own beneficially more than five percent of the Company's Common Stock. Unless noted below, the address of each of the following shareholders is the same as the Company.


                                                    BENEFICIAL OWNERSHIP (1)
                                                    ------------------------
NAME                                                 SHARES        PERCENT
----                                                --------       -------
Kenneth E. Hendrickson (2)....................        86,666            *
Calvin G. Nelson (3)..........................       111,966            *
Steven E. Snyder .............................         2,000            *
Amyl Ahola ...................................             0            0%
Gerald M. Bestler (4).........................         5,000            *
John F. Carlson...............................             0            0
Thomas F. Hunt, Jr. (5).......................         5,000            *
Paul  F. Lidsky...............................             0            0
Lee B. Lewis (6)..............................        69,223            *

All executive officers and
   directors as a group (nine persons)(7).....       291,856          2.4

International Business Machines
   Corporation (8)............................       790,000          6.6
     11400 Barnet Road
     Austin, Texas 78758
--------------------
*  Less than one percent.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of April 1, 1998 are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


(2) Includes 66,666 shares of Common Stock issuable upon exercise of outstanding options for Mr. Hendrickson. Excludes shares owned by Mr. Hendrickson's adult children, for which he disclaims beneficial ownership.

(3) Includes 91,666 shares of Common Stock issuable upon exercise of outstanding options for Mr. Nelson.

(4) Includes 4,000 shares of Common Stock issuable upon exercise of outstanding options for Mr. Bestler.


(5) Includes 3,000 shares of Common Stock issuable upon exercise of outstanding options for Mr. Hunt.

(6) Includes 68,749 shares of Common Stock issuable upon exercise of outstanding options for Mr. Lewis.

(7) Includes 249,082 shares of Common Stock issuable upon exercise of outstanding options.

(8) Based upon information filed by International Business Machines Corporation with the Securities and Exchange Commission on February 11, 1998.

                              CERTAIN TRANSACTIONS

     In June 1992, the Company and IBM entered into a Development and License Agreement pursuant to which (i) the Company granted IBM a nonexclusive license to its Fibre Channel technology, (ii) IBM agreed to pay royalties to the Company on IBM's sales of products incorporating the licensed technology for a minimum period of eighteen months after general availability of any products incorporating that technology, (iii) the Company agreed to pay royalties to IBM on sales of the Company's products for at least eighteen months after certain volume levels were met, and (iv) the Company and IBM agreed to cooperate in the development of certain technology and products. The Company believes that it has benefitted from this cooperation through periodic, joint technology, design and specification reviews and from IBM's design verification testing which provides feedback used to help optimize product design and reliability. This cooperation can be extended to new development projects if both the Company and IBM agree.

     Also in June 1992, the Company and IBM entered into a Note and Warrant Purchase Agreement pursuant to which IBM agreed to lend the Company $3,500,000, the Company issued a promissory note representing the Company's borrowings under such agreement (the "Note") and the Company issued IBM a warrant to purchase 2,736,164 shares of the company's Limited Common Stock, which is convertible into Common Stock, at $1.28 per share (the "Warrant"). Pursuant to the Loan and Warrant Purchase Agreement, IBM was granted certain registration rights. IBM has the right, if it so chooses, to nominate one director for election to the Company's Board of Directors as long as any amount of principal or interest remains outstanding under the Note or IBM beneficially owns at least 600,000 shares of Common Stock. To date, IBM has not nominated a director to the Company's Board of Directors. The Loan and Warrant Purchase Agreement also provides that in the event IBM has chosen not to nominate a director for election to the Company's Board of Directors, IBM will have the right to appoint an observer to attend all meetings of the Company's Board of Directors. The Note was paid in full in June 1996.

     In connection with the Loan and Warrant Purchase Agreement, the Company, IBM and the shareholders of the Company who then beneficially owned one percent or more of the Company's Common Stock (the "Significant Shareholders") entered into a Shareholders Agreement dated June 24, 1992 (the "Shareholder Agreement"). Pursuant to such agreement, each Significant Shareholder agreed that, in the event IBM exercised its right under the Note and Warrant Purchase Agreement to nominate a director for election to the Company's Board of Directors, he or she would vote the shares of Common Stock held by such shareholder in favor of such nominee. In addition, so long as there is outstanding principal of or interest on the Note or IBM beneficially owns at least 615,637 shares of Common Stock, Significant Shareholders, as defined, may not transfer any shares of Common Stock to certain competitors of IBM without IBM's prior consent.


                                  PROPOSAL TWO
                           TO APPROVE AMENDMENT TO THE
                 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

     On January 21, 1998, the Board of Directors approved an amendment to the Ancor Communications, Incorporated 1994 Long-Term Incentive and Stock Option Plan (the "Plan"), subject to shareholder approval, to provide that the number of shares of the Company's Common Stock available for issuance pursuant to grants under the Plan at any time shall be changed from an overall limitation equal to 13.5% of the then outstanding shares of Common Stock of the Company to an overall limitation equal to 18% of the then outstanding shares of Common Stock of the Company. In addition, the amendment provides that the number of shares for which incentive stock options may be granted over the life of the Plan shall be increased from 4,000,000 to 5,000,000.

     The Company continues to recruit key personnel and believes that stock options or other grants under the Plan are an important element in attracting highly skilled and qualified individuals. As such, the Company believes that the amendment to the Plan can help it meet the competitive demands of attracting and retaining a productive work force. Therefore, the Board of Directors believes that it is desirable to amend the Plan to change the number of shares of the Company's Common Stock which is authorized for issuance thereunder. A description of the Plan is set forth below.

1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

     The Plan was approved by the Board of Directors and the shareholders of the Company in March 1994. The Plan provides for the granting of stock options, stock appreciation rights, restricted stock awards and performance awards to officers, directors, employees, consultants and independent contractors of the Company and its subsidiaries. The Company currently has six directors, three executive officers and 72 employees. The Plan is administered by the compensation committee of the Board of Directors (the "Committee").

     The Committee has discretion to select the recipients of options and awards and to establish the terms and conditions of each option and award, subject to the provisions of the Plan and the applicable provisions of the Internal Revenue Code. Options and awards granted under the plan are nontransferable except by will or by the laws of descent and distribution, and are subject to various other conditions and restrictions.

     The Plan provides for the granting of both incentive stock options intended to qualify for preferential treatment under Section 422 of the Internal Revenue Code of 1986, as amended ("incentive options"), and nonqualified options that do not qualify for such treatment ("non-statutory options"). The option price of an incentive option granted under the Plan must not be less than the fair market value of the Company's Common Stock on the date of the grant, and the term of an incentive option must not exceed ten years. For an incentive option granted under the Plan to an optionee who owns capital stock representing more than 10% of the voting rights of the capital stock of the Company and its subsidiaries, however, the option price must be at least 110% of the fair market value of the Company's Common Stock on the date of the grant, and the term must not exceed five years. Incentive options may only be granted to full or part-time employees of the Company and its subsidiaries, including officers and directors.

     Stock appreciation rights ("SARs") may be granted under the Plan at the time of grant of an option or award under the Plan, or at any other time. Any such SAR may be exercised subject to restrictions set forth in an agreement representing such SAR and approved by the Committee. The SAR exercise amount may be paid in cash, shares of the Company's Common Stock or a combination thereof.

     At the time of an award of restricted stock under the Plan, a restricted period is established for each participant. During the restricted period, the restricted stock may not be transferred, encumbered or sold unless the Committee may otherwise determine. The participant, as owner of such shares, will have the rights of a stockholder, including the right to receive cash dividends and to vote.

     Performance awards under the Plan may be payable in cash, common shares (including restricted stock), other securities, other awards or other property. The value of each award will be determined by the Committee and will be payable to, or exercisable by, the holder of the performance award upon his or her achievement of the performance goals during the performance periods established by the terms of the award.

     The aggregate number of shares for which incentive stock options may be exercised under the Plan shall not exceed 4,000,000 and the aggregate number of shares of Common Stock awarded or for which options may be exercised under the Plan may not exceed 13.5% of the issued and outstanding Common Stock of the Company at any given time. If the amendment to the Plan is approved, the maximum number of shares of Common Stock subject to options or awards under the Plan at any time shall not exceed

18% of the then outstanding Common Stock of the Company and the aggregate number of shares for which incentive stock options may be exercised over the life of the Plan shall not exceed 5,000,000 shares.

     The Plan will expire in February 2004, unless terminated earlier by the Board of Directors. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award previously granted.

     The grant of an option or SAR will result in no tax consequences for the recipient or the Company or any subsidiary employing such individual (the "employer"). The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an incentive stock option is exercised. Upon exercise of a stock option other than an incentive stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the employer will then be entitled to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or non-statutory stock option. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding period has been satisfied.

     With respect to other awards granted under the Plan that are settled either in cash, shares or other property that is either transferable or not subject to a substantial risk of forfeiture, the holder of an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares or other property received (determined as of the date of such settlement) over (b) the amount (if any) paid for such shares or other property by the holder of the award, and the employer will then be entitled to a deduction for the same amount. With respect to awards that are settled in shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, unless a special tax election is made to recognize ordinary income upon receipt of the awards, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares or other property received (determined as of the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid by the participant for such shares or other property, and the employer will then be entitled to a deduction for the same amount.

     Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option, other purchase right, or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the employer's deduction may be determined as of such date.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK WHICH ARE AUTHORIZED FOR ISSUANCE UNDER THE PLAN.

                                 PROPOSAL THREE
        APPROVE AN AMENDMENT TO THE COMPANY'S SECOND RESTATED ARTICLES OF
                    INCORPORATION TO INCREASE THE NUMBER OF
                        AUTHORIZED SHARES OF THE COMPANY

     The Board of Directors has determined that Article Three of the Company's Second Restated Articles of Incorporation should be amended and has voted to submit an amendment to the Company's shareholders for adoption. The proposed amendment to Article Three would increase the number of authorized shares of Common Stock, par value $.01, from 20,000,000 to 40,000,000. If the amendment is approved by the Company shareholders, Section 1 of Article Three of the Company's Second Restated Articles of Incorporation will read as follows:

     1. AUTHORIZED SHARES. The total number of shares of capital stock which the corporation is authorized to issue shall be 45,000,000 shares, consisting of 40,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

     As of April 3, 1998, there were 11,919,163 shares of Common Stock outstanding. In addition, the Company has a total of 7,601,193 shares reserved for future issuance as follows: 1,609,087 shares reserved for issuance pursuant to the Company's 1994 Long-Term Incentive and Stock Option Plan, 296,000 shares reserved for issuance pursuant to the Company's Nonemployee Director Stock Option Plan, 163,150 shares reserved for issuance pursuant to the Company's 1990 Stock Option Plan, 54,143 shares reserved for issuance pursuant to the Company's Employee Stock Purchase Plan, 205,196 shares reserved for issuance pursuant to outstanding options and warrants, 2,623,617 shares reserved for issuance upon conversion of the Company's Series B Preferred Stock and options to purchase Common Stock issued to holders of the Company's Series B Preferred Stock and 2,650,000 shares reserved for issuance upon conversion of the Company's Series C Preferred Stock. As of April 1, 1998, there were 440 shares of Series B Preferred Stock and 1,100 shares of Series C Preferred Stock outstanding. Consequently, the Company currently has only 479,644 shares of Common Stock available for future issuance.

     The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Such additional shares would not (and the shares of Common Stock presently outstanding do not) entitle the holders thereof to preemptive or cumulative voting rights.

PURPOSES AND EFFECTS OF THE AMENDMENT

     The Board of Directors believes that additional authorized shares of Common Stock will enable the Company, as the need may arise, to issue additional shares of stock pursuant to options and awards under the 1994 Plan as it is proposed to be amended (see Proposal Two) and to take timely advantage of market conditions and the availability of favorable financing and acquisition opportunities without the delay and expense associated with convening a special shareholders' meeting. The shares of Common Stock could be used for the grant of stock options, acquisitions by the Company of businesses or properties, equity financing, stock dividends and other general corporate purposes.


     In addition, the terms of the Company's Series B and Series C Preferred Stock provide that the number of shares of Common Stock issuable upon conversion thereof, will increase in the event the market price of the Common Stock falls below a certain level. In the event of a substantial decrease in the market price of the Common Stock, the holders of the Series B and Series C Preferred Stock may be entitled to receive a number of shares of Common Stock in excess of the number of shares currently available and reserved for issuance upon conversion thereof and in excess of the number of shares of Common Stock currently authorized but not otherwise outstanding or reserved for issuance. In order to ensure that there will at all times be a sufficient number of shares available to issue upon conversion of the Series C Preferred Stock, the Company is obligated by the terms thereof to have reserved and available a number of shares of Common Stock equal to 150% of the number of shares issuable upon conversion of the Series C Preferred Stock at any point in time. If the amendment to the Company's Second Restated Articles of Incorporation to increase the number of authorized shares is approved, the expense and delay associated with convening a special shareholders' meeting to approve the authorization of additional shares in the event of such a decrease in the market price of the Common Stock would be avoided. In addition, in the event the Company is unable to obtain the shareholder approval sought hereunder, the Company may be required to redeem a number of shares of Series C Preferred Stock such that following such redemption, there are authorized and reserved for issuance upon conversion of the Series C Preferred Stock a number of shares of Common Stock equal to 150% of the number of shares so issuable.

     Unless required by law or by the rules of any stock exchange on which the Company's Common Stock may in the future be listed, no further authorized vote by the shareholders will be sought for any issuance of shares of Common Stock. Under existing Nasdaq Small Cap Market regulations, approval by a majority of the holders of Common Stock would nevertheless be required in connection with a transaction or series of related transactions that would result in the original issuance of additional shares of Common Stock, other than in a public offering for cash, (i) if the Common Stock (including securities convertible into or exercisable for Common Stock) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the Common Stock; (ii) if the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding before the issuance of the Common Stock; or (iii) if the issuance would result in a change in control of the Company.

     Although the increase in authorized but unissued shares of Common Stock is designed to enable the Company to issue additional stock options and awards under the amendment to the 1994 Plan, to consider potential acquisitions, to issue Common Stock upon conversion of the Series B and Series C Preferred Stock pursuant to the terms thereof and to use for general corporate purposes, the increase in the authorized but unissued shares of Common Stock could make a change in control of the Company more difficult to achieve. Under certain circumstances, such shares of Common Stock could be used to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Such shares could be sold privately to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines is not in the best interests of the Company and its shareholders.

     The amendment also may have the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to effecting a merger, sale of assets or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity.

     Although the Board of Directors presently has no intention of doing so, shares of authorized but unissued Common Stock could be issued to a holder who would thereby have sufficient voting power to assure that any such business combination or amendment to the Second Restated Articles of Incorporation would not receive the shareholder vote required for approval thereof.

     Although the Board of Directors has concluded that the potential benefits of the proposed amendment outweighs its possible disadvantages, the Board asks shareholders to consider, as the Board has done, those possible disadvantages. Shareholders may find the issuance of shares of Common Stock disadvantageous to the extent that it may be used to discourage takeovers that are not approved by the Board but in which shareholders may receive for some or all of their shares a substantial premium above market value at the time a tender offer is made. Thus, shareholders who may wish to participate in such a tender offer may be restricted in their opportunity to do so. In addition, because the proposed amendment may enable the Company to discourage tender offers, the amendment may make removal of the Board of Directors or management more difficult. To the extent that the adoption of the proposed amendment renders less likely a merger or other transaction opposed by the Company's incumbent Board of Directors, the effect of such adoption may be used to assist the Board of Directors and management in retaining their current positions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S SECOND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.


                                  PROPOSAL FOUR
              APPROVE THE ISSUANCE OF COMMON STOCK UPON CONVERSION
                    OF THE COMPANY'S SERIES C PREFERRED STOCK

     On February 19, 1998, the Company completed a private placement of $11,000,000 of Series C Preferred Stock. The Series C Preferred Stock is convertible into Common Stock of the Company, subject to certain restrictions, at a variable conversion rate dependent upon the market price of the Common Stock at the time of conversion. As a result of the variable conversion price, the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock can not be determined. On April 1, 1998, based upon the market price of the Common Stock as of such date, the conversion price for the Series C Preferred Stock was equal to $6.6178 per share and a total of 1,677,485 shares of Common Stock would have been issuable upon conversion of all of the outstanding shares of Series C Preferred Stock.

     The terms of the Series C Preferred Stock require that the Company seek shareholder approval of the issuance of a number of shares of Common Stock upon conversion of the Series C Preferred Stock in excess of 20% of the outstanding Common Stock (2,383,725 shares as of the closing date) in order to comply with any applicable rules of the Nasdaq Stock Market, Inc. and the Pacific Stock Exchange limiting the Company's ability to issue such shares absent such approval.

SERIES C PREFERRED STOCK

     The Series C Preferred Stock has a stated value of $10,000 per share, an annual accretion rate of 8% and a term of three years.

     The price at which the Series C Preferred Stock is convertible into Common Stock is equal to the lower of (i) the Maximum Conversion Price (as defined below) or (ii) the average of the three lowest closing bid prices of the Common Stock during the applicable Pricing Period (as defined below). The Maximum Conversion Price is equal to the $11.00 during the first year following the closing date and following the first anniversary of the closing date is equal to the lesser of $11.00 and the average closing bid price for the five Wednesdays immediately preceding the first anniversary of the closing date. The applicable Pricing Period is a number of consecutive trading days immediately preceding the date of conversion of the Series C Preferred Stock initially equal to twelve and increased by one additional consecutive trading day for each full calendar month which has elapsed since February 19, 1998.

     The Series C Preferred Stock is generally not convertible into Common Stock until June 20, 1998 and thereafter the amount of Series C Preferred Stock that may be converted in any month at a conversion price less than $11.00 per share but greater than $8.275 per share may not exceed 30% of the Series C Preferred Stock issued to the holder of the Series C Preferred Stock for each month following June 20, 1998. The amount of Series C Preferred Stock that may be converted in any month at a conversion price less than $8.275 may not exceed 15% of the Series C Preferred Stock issued to the holder of the Series C Preferred Stock for each month following June 20, 1998. The limitations on the amount of Series C Preferred Stock that may be converted at any time do not apply upon the occurrence of certain events.

     The Series C Preferred Stock may be redeemed by the Company at any time commencing one year following the closing date. The redemption price is equal to the greater of (i) the number of shares issuable upon conversion of the Series C Preferred Stock on the date of redemption times the current market price of the Common Stock or (ii) the price determined by multiplying the total stated value of the Series C Preferred Stock (including accretion) times a percentage ranging from 125% to 130%, depending upon the date on which the Series C Preferred Stock is redeemed.

     The holders of the Series C Preferred Stock may require the Company to redeem shares of Series C Preferred Stock held by them upon the occurrence of certain events including: (i) a consolidation, merger or other business combination or event resulting in a change of control of the Company, (ii) the sale or transfer of all or substantially all of the assets of the Company, (iii) a purchase, tender or exchange offer which would result in a change of control of the Company, (iv) the Company's Common Stock is not traded on the Nasdaq Small Cap or National Market or another national exchange, (v) the Company fails to receive the shareholder approval sought hereunder or (vi) the Company's breach of any significant covenant or other material term of the Series C Preferred Stock.


     In addition to the holders' ability to require to the Company to redeem their shares of Series C Preferred Stock, the holders are entitled to certain damages payable in cash or additional shares of Common Stock in the event the Company breaches certain covenants, including its covenant to timely issue certificates representing Common Stock upon conversion of the Series C Preferred Stock and to timely register the resale of the Common Stock issuable upon conversion of the Series C Preferred Stock.

     The foregoing is a brief summary of certain of the material terms of the Series C Preferred Stock and is not intended to be a complete description thereof. For more complete information regarding the terms of the Series C Preferred Stock, reference should be made to the Certificate of Designation of Series C Preferred Stock filed as Exhibit 4.3 to the Company's Current Report on 8-K filed with the Securities and Exchange Commission on February 23, 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVAL THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE SERIES C PREFERRED STOCK.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a shareholder to be presented at the next annual meeting must be received at the Company's principal executive offices, 6130 Blue Circle Drive, Minnetonka, Minnesota 55343, not later than December 22, 1998.


                                            By Order of the Board of Directors,


                                            /s/ Steven E. Snyder
                                            Steven E. Snyder
                                            Secretary

Dated:  April 20, 1998

                       ANCOR COMMUNICATIONS, INCORPORATED
                            1994 LONG-TERM INCENTIVE
                                       AND
                                STOCK OPTION PLAN
                      (AS AMENDED THROUGH JANUARY 21, 1998)

SECTION 1.  PURPOSE OF PLAN AND EFFECT ON PRIOR PLANS.

     (a) PURPOSE. This Plan shall be known as the "ANCOR COMMUNICATIONS, INCORPORATED 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN" and is hereinafter referred to as the "Plan." The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of Ancor Communications, Incorporated, a Minnesota corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other long-term incentive awards as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of
Section 422 of the Internal Revenue Code of 1986 (the "Code"), or options that do not qualify as Incentive Stock Options. Awards granted under this Plan shall be SARs, restricted stock or performance awards as hereinafter described.

     (b) EFFECT ON PRIOR PLANS. From and after the Effective Date (as defined in
Section 18 hereof) of the Plan, no stock options shall be granted under the Company's 1990 Stock Option Plan. All outstanding stock options previously granted under the 1990 Stock Option Plan shall remain outstanding in accordance with the terms thereof.

SECTION 2.  STOCK SUBJECT TO PLAN.

     Subject to the provisions of Section 15 hereof, the stock to be subject to options or other awards under the Plan shall be the Company's authorized common stock, par value $.01 per share (the "Common Shares"). Such shares shall be authorized but unissued shares. Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Common Stock subject to options or awards under the Plan at any time shall not exceed 18% of the then outstanding Common Stock of the Company and the aggregate number of shares for which incentive stock options may be exercised over the life of the Plan shall not exceed 5,000,000 shares. If an option or award under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options or awards thereafter granted during the term of the Plan.

SECTION 3.  ADMINISTRATION OF PLAN.

     (a) The Plan shall be administered by the Board of Directors of the Company or a committee thereof. The members of any such committee shall be appointed by and serve at the pleasure of the Board of Directors. (The group administering the Plan shall hereinafter be referred to as the "Committee".)

     (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Shares covered by each option or award, (ii) to determine the employees to whom and the time or times at which such options and awards shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made upon the exercise of an SAR or in connection with performance awards, either cash, Common Shares of the Company or a combination thereof, (iv) to determine the terms of exercise of each option and award, (v) to accelerate the time at which all or any part of an option or award may be exercised, (vi) to amend or modify the terms of any option or award with the consent of the optionee, (vii) to interpret the Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option and award agreement under the Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 16 herein to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

     (c) The Committee shall select one of its members as its Chair and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an option or award shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

SECTION 4.  ELIGIBILITY AND GRANT.

     (a) ELIGIBILITY. Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations within the meaning of
Section 424(f) of the Code (herein called "subsidiaries"). Full or part-time employees, officers, consultants, directors (including directors who are not employees of the Company) or independent contractors of the Company or one of its subsidiaries shall be eligible to receive options which do not qualify as Incentive Stock Options and awards. In determining the persons to whom options and awards shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant.

     (b) GRANT OF ADDITIONAL OPTIONS. A person who has been granted an option or award under this Plan may be granted additional options or awards under the Plan if the Committee shall so determine; provided, however, that for Incentive Stock Options to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options that do not qualify as Incentive Stock Options. Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

SECTION 5.  PRICE.

     The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Shares at the date of grant of such option. The option price for options granted under the Plan that do not qualify as Incentive Stock Options and, if applicable, the price for all awards shall also be determined by the Committee. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Shares shall be as reasonably determined by the Committee. If on the date of grant of any option or award hereunder the Common Shares are not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

SECTION 6.  TERM.

     Each option and award and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option or award agreement. The Committee shall be under no duty to provide terms of like duration for options or awards granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of grant of such option and the term of options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such option.

SECTION 7.  EXERCISE OF OPTION OR AWARD.

     (a) EXERCISABILITY. The Committee shall have full and complete authority to determine whether an option or award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the option as the Committee may determine and specify in the option or award agreement.

     (b) NO VIOLATION OF STATE OR FEDERAL LAWS. The exercise of any option or award granted hereunder shall only be effective at such time that the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.

     (c) METHOD OF EXERCISE. An optionee or grantee electing to exercise an option or award shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall he made to the Company in cash (including bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee, (i) by delivering certificates for the Company's Common Shares already owned by the optionee or grantee having a fair market value as of the date of grant equal to the full purchase price of the shares, or (ii) by delivering the optionee's or grantee's promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto, or (iii) a combination of cash, the optionee's or grantee promissory note and such shares. The fair market value of such tendered shares shall be determined as provided in Section 5 herein. The optionee's or grantee's promissory note shall be a full recourse liability of the optionee and may, at the discretion of the Committee, be secured by a pledge of the shares being purchased. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

SECTION 8.  STOCK APPRECIATION RIGHTS.

     (a) GRANT. At the time of grant of an option or award under the Plan (or at any other time), the Committee, in its discretion, may grant a Stock Appreciation Right ("SAR") evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

     (b) EXERCISE. An SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests is to be paid in cash and what portion, if any, is to be paid in Common Shares of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Shares of the Company, or any combination of cash and shares as the Committee may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Company's Common Shares on the date of exercise over the per share exercise price in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Company's shares shall be determined as provided in
Section 5 herein.

SECTION 9.  RESTRICTED STOCK AWARDS.

     Awards of Common Shares subject to forfeiture and transfer restrictions may be granted by the Committee. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

                  (a) GRANT OF RESTRICTED STOCK AWARDS. Each restricted stock award made under the Plan shall be for such number of Common Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards.

                  (b) DELIVERY OF COMMON SHARES AND RESTRICTIONS. At the time of a restricted stock award, a certificate representing the number of Common shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Shares; (ii) none of the Common Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Common Shares shall be forfeited and all rights of the grantee to such Common Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Shares were granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Shares subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Shares.

                  (c) TERMINATION OF RESTRICTIONS. At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted Common Shares subject thereto, and a stock certificate for the appropriate number of Common Shares, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his or her beneficiary or estate, as the case may be.

SECTION 10.  PERFORMANCE AWARDS.

     The Committee is further authorized to grant performance awards. Subject to the terms of this Plan and any applicable award agreement, a performance awards granted under the Plan (i) may be denominated or payable in cash, Common Shares (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the performance awards, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, and the amount of any payment or transfer to be made by the grantee and by the Company under any Performance award shall be determined by the Committee.

SECTION 11.  INCOME TAX WITHHOLDING AND TAX BONUSES.

     (a) WITHHOLDING OF TAXES. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with Section 5 herein, equal to such taxes or (ii) delivering to the Company Common Shares other than the shares issuable upon exercise of such option or award with a fair market value, determined in accordance with Section 5, equal to such taxes.

     (b) TAX BONUS. The Committee shall have the authority, at the time of grant of an option under the Plan or at any time thereafter, to approve tax bonuses to designated optionees or grantees to be paid upon their exercise of options or awards granted hereunder. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter.

SECTION 12.  ADDITIONAL RESTRICTIONS.

     The Committee shall have full and complete authority to determine whether all or any part of the Common Shares of the Company acquired upon exercise of any of the options or awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's or grantee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options or awards.

SECTION 13.  TEN PERCENT SHAREHOLDER RULE.

     Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Shares of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

SECTION 14.  NON-TRANSFERABILITY.

     No option or award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution. Except as otherwise provided in an option or award agreement, during the lifetime of an optionee or grantee, the option shall be exercisable only by such optionee or grantee.

SECTION 15.  DILUTION OR OTHER ADJUSTMENTS.

     If there shall be any change in the Common Shares through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the

Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding awards, in order to prevent dilution or enlargement of option or award rights.

SECTION 16.  AMENDMENT OR DISCONTINUANCE OF PLAN.

     The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 15 no amendment of the Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 herein, (ii) decrease the minimum price provided in Section 5 herein, (iii) extend the maximum term under Section 6, or
(iv) modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option or award theretofore granted under the Plan without the consent of the holder of the option.

SECTION 17.  TIME OF GRANTING.

     Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option or award agreement), shall constitute the granting of an option or award hereunder.

SECTION 18.  EFFECTIVE DATE AND TERMINATION OF PLAN.

     (a) The Plan was approved by the Board of Directors on March 3, 1994 and shall be effective upon (i) the completion of the Company's initial registered public offering on Form SB-2, and (ii) the approval by the shareholders of the Company (the "Effective Date").

     (b) Unless the Plan shall have been discontinued as provided in Section 15 hereof, the Plan shall terminate March 2, 2004. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award theretofore granted.

PROXY

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                       ANCOR COMMUNICATIONS, INCORPORATED
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 20, 1998, appoints Kenneth E. Hendrickson and Steven E. Snyder proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of Common Stock of Ancor Communications, Incorporated which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Ancor Communications, Incorporated to be held on May 20, 1998, at the Crown Plaza Northstar Hotel (formerly the Omni Northstar Hotel), 618 Second Avenue South, Minneapolis, Minnesota at 3:30 p.m., and any adjournment thereof. Each of the matters set forth below has been proposed by the Company.

1. ELECTION OF DIRECTORS.
   [_] FOR each of the following nominees [_] WITHHOLD AUTHORITY to vote for each of the following nominees
   TO WITHHOLD AUTHORITY TO VOTE FOR A SPECIFIC NOMINEE, PLACE A LINE THROUGH SUCH NOMINEE'S NAME BELOW:
                      Gerald M. Bestler   Paul F. Lidsky

2. PROPOSAL TO AMEND THE ANCOR COMMUNICATIONS, INCORPORATED 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK
                    [_] FOR    [_] AGAINST    [_] ABSTAIN
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4. PROPOSAL TO APPROVE THE ISSUANCE OF COMMON STOCK OF THE COMPANY UPON
   CONVERSION OF THE COMPANY'S SERIES C CONVERTIBLE PREFERRED STOCK
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO ACT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE ABOVE ITEMS. Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicated title and authority.

                                           Dated: ____________, 1998

                                           ------------------------------------
                                                   Signature

                                           ------------------------------------
                                               Signature if held
                                                    jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
      ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

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